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                                                                EXHIBIT 10.16(a)

                    FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT

         This FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT (this "AMENDMENT") is entered as of January 1, 2004, by and between WA - SUNSET NORTH BELLEVUE, L.L.C., a Washington limited liability company formerly known as EOP - Sunset North Bellevue, L.L.C. ("LANDLORD"), and BSQUARE CORPORATION, a Washington corporation ("TENANT").

                                    RECITALS

         A. WRC Sunset North LLC, a Washington limited liability company ("WRC"), and Tenant entered into that certain Office Lease Agreement dated as of January 15, 1999 (the "ORIGINAL LEASE"), and that certain First Amendment to Office Lease Agreement dated as of July 27, 1999 (the "FIRST AMENDMENT").

         B. Landlord, as successor to WRC, and Tenant further amended the Original Lease (as amended by the First Amendment) by entering into that certain Second Amendment dated as of January 3, 2001, and that certain Third Amendment dated as of April 2, 2001, and that certain Fourth Amendment dated as of September 13, 2002, and that certain Rent Deferral Agreement dated as of December 30, 2003 (the "RENT DEFERRAL AGREEMENT"). The Original Lease and the First Amendment, collectively with the foregoing described amendments, is defined herein as the "LEASE." The Lease relates to premises located in the City of Bellevue, State of Washington, consisting of a portion of Building 4 of the Sunset North Corporate Campus, as more particularly described in the Lease (the "PREMISES"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Lease.

         C.       The Lease Term is scheduled to expire on December 31, 2004.

         D. Pursuant to the terms of the Lease, Landlord holds a Security Deposit in the total amount of $2,900,000.00, consisting of (i) cash in the amount of $135,000.00 (THE "CASH SECURITY DEPOSIT"), and (ii) Letter of Credit No. 577173-41, dated as of October 1, 2002, issued by Comerica Bank - California in the amount of $2,765,000 (the "LETTER OF CREDIT").

         E. Contemporaneously herewith, Tenant, as tenant, and WA-110 Atrium Place, L.L.C., a Delaware limited liability company (the "ATRIUM LANDLORD"), an affiliate of Landlord, as landlord, are entering into that certain Office Lease Agreement (the "ATRIUM LEASE") dated as of the same date as this Amendment, for space located at 110 Atrium Place, Bellevue, Washington, as more particularly described in the Atrium Lease (the "ATRIUM PREMISES"). The Atrium Lease is contingent upon Landlord and Tenant entering into this Amendment.

         F. Landlord and Tenant now desire to amend the Lease according to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                       1.
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         1.       DEFERRAL, REDUCTION AND FORGIVENESS OF RENT AND TERMINATION
PAYMENT. Notwithstanding anything in the Lease to the contrary:

                  1.1 All Rent otherwise payable under the Lease for the period commencing on January 1, 2004 and ending on December 31, 2004 (as such Rent may be adjusted pursuant to the third-to-last sentence of Section 3.1 below), together with any Termination Payments (as defined in Section 3.2 below) payable to Landlord pursuant to Section 3.2 below (collectively, the "DEFERRED RENT"), shall be deferred until the date, if any (the "DEFERRAL DATE"), which is the earlier to occur of (a) the date, if any, on which Tenant defaults in the payment of rent under the Atrium Lease beyond any applicable notice or cure period, or (b) the date, if any, as of which the Atrium Lease is terminated by reason of or on the grounds of: (i) any default by Tenant (other than in the payment of rent) under the Atrium Lease, or (ii) the occurrence of a Casualty (as defined in Section 16 of the Atrium Lease) or a Taking (as defined in Section 17 of the Atrium Lease), except where (x) such termination results from Landlord's exercise of a right of termination (as distinguished, for instance, from a case where such termination results from Tenant's exercise of a right of termination or occurs automatically by operation of the Atrium Lease or by operation of law), and (y) in the case of a Taking, less than the entire Premises is the subject of the Taking, or (iii) Tenant's exercise of any right it may have to terminate the Atrium Lease pursuant to Section 3.02 thereof. On the Deferral Date, if any, the then-remaining balance of the Deferred Rent shall immediately become due and payable in full (subject to Sections 1.2, 1.3 and 1.4 below).

                  1.2 Provided that Tenant has not previously defaulted under the Atrium Lease beyond any applicable notice or cure period, on the first day of each of the 120 consecutive calendar months beginning with September 2004, a portion of the Deferred Rent equal to the lesser of (i) 1/120th of the original amount of Deferred Rent or (ii) the then-remaining amount of the Deferred Rent, shall be forgiven.

                  1.3 In addition, if Landlord enters into any Replacement Lease (as defined in Section 3.1 below) with any Replacement Tenant (as defined in Section 3.1 below) with respect to all or any portion of any Termination Space (as defined in Section 3.1 below) following the termination of the Lease with respect to such Termination Space pursuant to Section 3.1 below, then the Deferred Rent shall automatically be reduced to the extent of the amount of any rent that is actually payable under such Replacement Lease with respect to calendar year 2004 (after giving effect to any adjustment to such amount provided for in such Replacement Lease based on any early or late delivery of possession of the leased premises or any portion thereof) ("ALLOCABLE REPLACEMENT RENT"). Landlord shall provide Tenant with written notice of the amount of any such Allocable Replacement Rent within twenty (20) days after the applicable Replacement Tenant takes possession of the leased premises.

                  1.4 If, pursuant to Section 1.1 above, the Deferral Date is triggered by the occurrence of a Casualty, then, provided that Tenant is not then in default under the Atrium Lease beyond any applicable notice or cure period, the Deferred Rent shall be reduced by (and, within 30 days after such Deferral Date, Landlord shall reimburse Tenant to the extent of) the amount of any insurance proceeds to which Landlord may be entitled as a result of such Casualty

                                       2.
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under any policy of rent interruption insurance maintained by Landlord, but solely to the extent that such insurance proceeds are fairly allocable to the Atrium Premises. In addition, if: (a) pursuant to Section 1.1 above, the Deferral Date is triggered by the occurrence of a Taking; and (b) Tenant is not then in default under the Atrium Lease beyond any applicable notice or cure period; and (c) a court of competent jurisdiction determines, in a final and non-appealable judgment rendered in a legal proceeding commenced by Tenant not later than 30 days after such Deferral Date, that a portion of the condemnation award received by Landlord is fairly allocable to the outstanding balance of the rent to be paid under the Atrium Lease as of the date of such Taking, then the Deferred Rent shall be reduced by (and, within 15 days after the date of such judgment, Landlord shall reimburse Tenant to the extent of) the amount of such portion of such condemnation award.

                  1.5 Tenant's obligation to pay the Deferred Rent as provided in this Section 1, together with all of Landlord's rights and remedies under the Lease (including, without limitation, under the applicable provisions of Articles 25, 26, 28, 30, 33 and 34) relating to the enforcement of such obligation, shall survive the termination of the Lease.

         2. REDUCTION OF SECURITY DEPOSIT. Notwithstanding anything in the Lease to the contrary, but without limiting any other provisions of the Lease permitting reductions in the amount of the Security Deposit, if any Allocable Replacement Rent is payable by any Replacement Tenant pursuant to any Replacement Lease, and if Tenant is not then in default under the Lease beyond any applicable notice or cure period, then, effective as of the date on which Tenant receives Landlord's written notice pursuant to Section 1.3 above, the Security Deposit shall be reduced by the amount of such Allocable Replacement Rent. Such reduction shall be applied, first, to the Cash Security Deposit, and, second, to the Letter of Credit. Landlord agrees to cooperate reasonably with Tenant so that Tenant may effect such reduction.

         3. EARLY TERMINATION; TERMINATION PAYMENT. Notwithstanding anything in the Lease to the contrary:

                  3.1 At any time after March 1, 2004 and before December 31, 2004, Landlord may deliver written notice to Tenant (a "TERMINATION NOTICE") that Landlord is willing to: (a) terminate the Lease with respect to any one or more full floors of the Premises (a "TERMINATION SPACE") as of a date (an "EARLY TERMINATION DATE") specified by Landlord in such notice, and (b) upon such termination, enter into a lease (a "REPLACEMENT LEASE") with respect to such Termination Space with a new tenant (a "REPLACEMENT TENANT") designated by Landlord in such Termination Notice, which Replacement Lease shall provide: (i) that its commencement date shall occur on the date immediately following such Early Termination Date (provided, however, that such commencement date may be delayed as a result of any failure by Landlord to deliver possession of such Termination Space to such Replacement Tenant as a result of any holdover or unlawful possession of such Termination Space by any party); (ii) for the payment of a total amount of Allocable Replacement Rent which (assuming that Landlord will deliver such Termination Space to such Replacement Tenant on the date immediately following such Early Termination Date) is not less than an amount specified by Landlord in such Termination Notice; and (iii) for such other terms and conditions as Landlord may approve in its

                                       3.
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sole and absolute discretion (but not inconsistent with the terms described in the preceding clauses (i) and (ii)). Upon receipt of such Termination Notice, Tenant may, in its sole and absolute discretion, by written notice to Landlord delivered not later than ten (10) business days before the applicable Early Termination Date, elect to terminate the Lease with respect to such Termination Space, effective as of such Early Termination Date, but subject to the condition that Landlord and the applicable Replacement Tenant shall mutually execute and deliver the applicable Replacement Lease, and Landlord shall provide Tenant with written notice of such execution and delivery, in each case at least five (5) business days before such Early Termination Date. If Tenant timely delivers such notice to Landlord, then, provided that Landlord and the applicable Replacement Tenant mutually execute and deliver the applicable Replacement Lease (it being agreed that Landlord shall have no obligation to cause such Replacement Tenant to execute and deliver such Replacement Lease), and further provided that Landlord provides Tenant with written notice of such execution and delivery, in each case at least five (5) business days before the applicable Early Termination Date, the Lease shall be deemed terminated as to such Termination Space effective as of such Early Termination Date. In such event, Tenant shall, on or before the Early Termination Date, fulfill all covenants and obligations of Tenant under the Lease (as amended hereby) with respect to the Termination Space applicable to the period prior to and including the Early Termination Date and completely vacate and surrender the Termination Space to Landlord in accordance with the terms of the Lease, including those provisions relating to the condition of the Termination Space and removal of Tenant's Property therefrom; provided, however, that if the applicable Termination Notice identifies one or more Required Removables located in the Termination Space and states that, upon the termination of the Lease with respect to the Termination Space, Landlord agrees to waive Tenant's obligation under the Lease to remove such identified Required Removables, then, notwithstanding anything to the contrary in the Lease, Tenant shall not be required to remove such identified Required Removables upon such termination. Notwithstanding anything in this
Section 3.1 to the contrary, Landlord and Tenant shall remain liable for all year-end adjustments with respect to Additional Base Rental for the Termination Space for that portion of the calendar year up to and including the Early Termination Date. Except as otherwise provided in Section 1 above, such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease. Article 18 of the Lease shall survive the termination of the Lease with respect to any Termination Space pursuant to this
Section 3.1, but, as to such Termination Space, shall apply only to matters occurring, arising or existing on or before the applicable Early Termination Date.

                  3.2 Notwithstanding anything herein or in the Lease to the contrary, but subject to the second sentence of this Section 3.2 below, if the Lease is terminated with respect to any Termination Space pursuant to
Section 3.1 above, Tenant shall pay to Landlord, by cashier's or certified check or by wire transfer of immediately available funds to an account designated by Landlord, an amount (a "TERMINATION PAYMENT") equal to the amount of Rent that Tenant would have been obligated to pay to Landlord under the Lease with respect to such Termination Space, in the absence of such termination, for the portion of calendar year 2004 which follows the applicable Early Termination Date. Notwithstanding the foregoing, the payment of such Termination Payment shall be deferred and forgiven as and to the extent provided in Section 1 above.

                                       4.
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         4.       CONTINGENCY; RENT DEFERRAL AGREEMENT.

                  4.1 Notwithstanding anything herein to the contrary, this Amendment is contingent upon the Atrium Landlord and Tenant contemporaneously herewith entering into the Atrium Lease. If the Atrium Landlord and Tenant fail to enter into the Atrium Lease contemporaneously herewith, then either Landlord or Tenant may terminate this Amendment by providing written notice thereof to the other party on or before the earlier of (i) the fifth (5th) business day after the date on which this Amendment is fully executed and delivered, or (ii) the date of mutual execution and delivery of the Atrium Lease by the Atrium Landlord and Tenant, whereupon, notwithstanding anything herein to the contrary, this Amendment shall be null and void and of no force or effect.

                  4.2      This Amendment shall supersede the Rent Deferral
Agreement.

         5.       MISCELLANEOUS.

                  5.1 Tenant represents and warrants that (a) Tenant is the rightful owner of all of the Tenant's interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, conveyance, pledge or hypothecation of the Lease or Tenant's interest therein; (c) Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with Tenant's occupancy of the Premises; and (d) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done in, to or about the Premises which has not been fully paid for and for which appropriate waivers of mechanic's liens have not been obtained. The foregoing representation and warranty shall be deemed to be remade by Tenant in full as of any Early Termination Date.

                  5.2 Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

                  5.3 The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

                  5.4 This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

                                       5.
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                  5.5      This Amendment sets forth the entire agreement
between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

                  5.6 In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

                  5.7 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

                  5.8 Each party to this Amendment represents hereby that the person signing as signatory for such party has the authority to execute and deliver the same on behalf of such party.

                                       6.
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         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

                               LANDLORD:

                               WA - SUNSET NORTH BELLEVUE, L.L.C.,
                               a Washington limited liability company

                               By: EQUITY OFFICE MANAGEMENT, L.L.C.,
                                   a Delaware limited liability company, its
                                   non-member manager

                                   By: _______________________
                                   Its: M. Patrick Callahan
                                   Title: Senior Vice President - Seattle Region

                               TENANT:

                               BSQUARE CORPORATION,
                               a Washington corporation

                               By: ______________________________
                               Name: ____________________________
                               Title: ___________________________

                                       7.
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STATE OF ____________)
COUNTY OF ___________) ss:

         On this the ___ day of ________________, 20__, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared M. Patrick Callahan, known to me to be a Senior Vice President - Seattle Region of a Delaware limited liability company known as Equity Office Management, L.L.C., the manager of one of the parties described in the foregoing instrument, and acknowledged that being authorized so to do, (s)he executed the foregoing instrument on behalf of said partnership by subscribing the name of said partnership by himself/herself, as a free and voluntary act, and as the free and voluntary act of said partnership, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                ______________________________
                                                         Notary Public

My Commission Expires: __________

                                       8.
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STATE OF ____________)
COUNTY OF ___________) ss:

                  On this the ___ day of ____________, 20__, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared __________________________ known to me to be ____________ President of BSquare Corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                ______________________________
                                                         Notary Public

My Commission Expires: ______________

                                       9.